Joint Filer Information

Title of Security:        Common Stock and Series A Preferred Stock

Issuer & Ticker Symbol:   National Holdings Corporation (NHLD)

Designated Filer:         DellaCamera Capital Management, LLC

Other Joint Filers:       DellaCamera Capital Master Fund, Ltd. ("Master Fund");
                          DellaCamera Capital Fund, Ltd. (the "Offshore Fund");
                          Ralph DellaCamera, Jr.;
                          Andrew Kurtz; and
                          Vincent Spinnato

Addresses:                The address of each of Messrs. DellaCamera, Kurtz and
                          Spinnato is 200 Park Avenue, Suite 3300, New York,
                          New York 10166.

                          The address of each of the
                          Master Fund and Offshore Fund is
                          is c/o Meridian Corporate
                          Services Limited, 73 Front
                          Street, P.O. Box HM 528,
                          Hamilton HM 12, Bermuda

Signatures:


Dated:  December 21, 2007

                         DELLACAMERA CAPITAL MASTER FUND, LTD.


                             By: /s/ Andrew Kurtz
                                 --------------------------
                                     Andrew Kurtz, Director



                         DELLACAMERA CAPITAL FUND, LTD.


                             By: /s/ Andrew Kurtz
                                 --------------------------
                                     Andrew Kurtz, Director


                         /s/ Ralph DellaCamera, Jr.
                         --------------------------
                             Ralph DellaCamera, Jr.


                         /s/ Andrew Kurtz
                         ----------------
                             Andrew Kurtz


                         /s/ Vincent Spinnato
                         --------------------
                             Vincent Spinnato